EXHIBIT 23.3

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                            PLANTE & MORAN, LLP



                    CONSENT OF INDEPENDENT ACCOUNTANTS



   We consent to the use in Amendment No. 1 to the Form S-4 Registration Statement of Old Kent Financial Corporation of our report dated January 12, 1996, on Seaway Financial Corporation's 1995 consolidated financial statements, and we consent to the use of our name and the statements with respect to us appearing under the heading "Independent Public Accountants" in the prospectus.


                                   /S/ PLANTE & MORAN, LLP

                                   Plante & Moran, LLP


Bloomfield Hills, Michigan
   October 17, 1996

























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